UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 25, 2013

AMERICAN CRYSTAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	33-83868; 333-11693; and 333-32251	84-0004720
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

101 NORTH THIRD STREET
MOORHEAD, MN 56560		(218) 236-4400
(Address of principal executive offices)		(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  4.01                                        Changes in Registrant’s Certifying Accountant

(a)         Resignation of Eide Bailly, LLP

(i).           On March 25, 2013, American Crystal Sugar Company (Company) received a letter from Eide Bailly, LLP (Eide) indicating that effective as of the date of the Company’s filing of its interim report on Form 10-Q for the period ended February 28, 2013 or April 30, 2013, whichever date is earlier, Eide would resign as the Company’s Independent Registered Public Accounting Firm due to organizational changes within Eide that would impair their independence.

(ii).          The reports of Eide on the Company’s consolidated financial statements as of and for the years ended August 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles

(iii).         The resignation of Eide as of the effective date was accepted by the Company’s Audit Committee on March 25, 2013.

(iv).         During the years ended August 31, 2012 and 2011, and through the date hereof, there were no disagreements, resolved or not, with Eide on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Eide, would have caused it to make reference to such disagreements in its reports.

(v).                              During the years ended August 31, 2012 and 2011, and through the date hereof, there were no reportable events.

The Company has provided Eide with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Eide furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of such letter dated March 28, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item  9.01                                        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

Filed herewith electronically

16.1	Letter from Eide Bailly to the Securities and Exchange Commission dated March 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CRYSTAL SUGAR COMPANY

Dated:	March 29, 2013	/s/ Teresa Warne
		By:	Teresa Warne
		Its:	Chief Accounting Officer